EXHIBIT (99)(a)

NEWS RELEASE

October 16, 2006
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $2.4 million, or $0.62 basic net income per share and $0.61 diluted net income per share, for the three months ended September 30, 2006 as compared to $1.8 million or $0.48 basic and diluted net income per share, for the same period one year ago. Net income from recurring operations for the three months ended September 30, 2006 was $2.5 million, or $0.65 basic net income per share and $0.64 diluted net income per share, as compared to third quarter 2005 net income from recurring operations of $2.0 million, or $0.51 basic and diluted net income per share. September 30, 2005 per share amounts have been restated to reflect the 10% stock dividend declared and distributed during the second quarter 2006.

Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in third quarter earnings to growth in interest-earning assets, which contributed to growth in net interest income and non-interest income. In addition, the Company had a decrease in the provision for loan losses. The increases in net interest income and non-interest income and the decrease in the provision for loan losses were partially offset by an increase in non-interest expense.

Net interest income increased 16% to $8.5 million for the three months ended September 30, 2006 compared to $7.4 million for the same period one year ago. This increase is attributable to Federal Reserve interest rate increases, which resulted in increases to the prime rate. In addition, the average outstanding balances of loans and investment securities available for sale increased for the three months ended September 30, 2006. Net interest income after the provision for loan losses increased 22% to $7.9 million during the third quarter of 2006, compared to $6.5 million for the same period one year ago. The provision for loan losses for the three months ended September 30, 2006 was $686,000 as compared to $930,000 for the same period one year ago, primarily attributable to a decrease in non-accrual loans of $2.0 million when compared to September 30, 2005.

Recurring non-interest income increased 12% to $2.2 million for the three months ended September 30, 2006, as compared to $2.0 million for the same period one year ago. The increase in recurring non-interest income is primarily due to an increase in service charges and fees of $74,000 resulting from activity in new branches opened in 2004 and 2005 and an increase in miscellaneous other income of $229,000 primarily due to income amounting to $118,000 distributed by a Small Business Investment Corporation (SBIC) investment owned by the Bank. Net non-recurring losses of $161,000 for the three months ended September 30, 2006 included a $164,000 loss on the sale of securities partially offset by a gain on the disposition of assets.

Non-interest expense increased 15% to $6.2 million for the three months ended September 30, 2006, as compared to $5.4 million for the same period last year. The increase in non-interest expense included an increase of $336,000 or 11% in salaries and benefits expense due to normal salary increases and increased incentive expense, as well as an increase of $428,000 or 33% in other non-interest expenses. The increase in other non-interest expenses is attributable to an increase of $136,000 in consulting expense due to Sarbanes-Oxley related expenses, an increase of $148,000 in amortization of the issuance costs of the trust preferred securities issued in 2001 that management intends to call on December 31, 2006 and an increase of $53,000 in advertising expense.

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PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE TWO

Year-to-date net income as of September 30, 2006 was $7.3 million, or $1.92 basic net income per share and $1.87 diluted net income per share as compared to $4.7 million, or $1.24 basic net income per share and $1.23 diluted net income per share, for the same period one year ago. Net income from recurring operations for the nine months ended September 30, 2006 was $7.6 million or $2.00 basic net income per share and $1.95 diluted net income per share, representing a 57% increase over net income from recurring operations of $4.8 million, or $1.27 basic net income per share and $1.25 diluted net income per share for the nine months ended September 30, 2005.

The increase in year-to-date earnings is primarily attributable to growth in interest-earning assets, which contributed to increases in net interest income and non-interest income. In addition, the Company had a decrease in the provision for loan losses. The increases in net interest income and non-interest income and the decrease in the provision for loan losses were partially offset by an increase in non-interest expense.

Net interest income increased 24% to $25.1 million for the nine months ended September 30, 2006 compared to $20.3 million for the same period one year ago. This increase is attributable to an increase in interest income due to increases in the prime rate, which resulted from Federal Reserve interest rate increases. In addition, the average outstanding balances of loans and investment securities available for sale increased for the nine months ended September 30, 2006. Net interest income after the provision for loan losses increased 29% to $23.2 million for the nine months ended September 30, 2006, compared to $17.9 million for the same period one year ago. The provision for loan losses for the nine months ended September 30, 2006 was $1.9 million as compared to $2.3 million for the same period one year ago.

Recurring non-interest income increased 16% to $6.3 million for the nine months ended September 30, 2006, as compared to $5.4 million for the same period one year ago. The increase in recurring non-interest income is primarily due to an increase in service charges and fees of $507,000 resulting from activity in new branches opened in 2004 and 2005 and an increase in miscellaneous other income of $413,000 primarily due to a $154,000 increase in debit card fee income and income amounting to $118,000 distributed by a SBIC investment owned by the Bank. Net non-recurring losses of $311,000 for the nine months ended September 30, 2006 included a $337,000 loss on the sale of securities partially offset by a $26,000 gain on the disposition of assets.

Recurring non-interest expense increased 11% to $17.6 million for the nine months ended September 30, 2006, as compared to $15.9 million for the same period last year. The increase in recurring non-interest expense included an increase of $806,000 or 9% in salaries and benefits expense due to normal salary increases and increased incentive expense, as well as an increase of $819,000 or 21% in other non-interest expenses. The increase in other non-interest expenses is attributable to an increase of $178,000 in consulting expense due to Sarbanes-Oxley related expenses, an increase of $296,000 in amortization of the issuance costs of the trust preferred securities issued in 2001 that management intends to call on December 31, 2006 and an increase of $165,000 in debit card expense. The Company had non-recurring expenses of $178,000 for the nine months ended September 30, 2006 resulting from a prepayment fee associated with the early termination of a $5.0 million Federal Home Loan Bank advance during first quarter. This fee is included in other non-interest expense.

Total assets as of September 30, 2006 amounted to $795.0 million, an increase of 9% compared to total assets of $729.2 million at September 30, 2005. This increase is primarily attributable to an increase in loans combined with an increase in available for sale securities. Loans increased 11% to $624.3 million as of September 30, 2006 compared to $560.5 million as of September 30, 2005. Available for sale securities increased 7% to $118.1 million as of September 30, 2006 compared to $110.8 million as of September 30, 2005, the result of net securities purchases that are part of management’s objective to grow the investment portfolio. This increase in available for sale securities was partially offset by paydowns on mortgage-backed securities, calls and maturities.

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PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE THREE

Non-performing assets totaled $3.8 million at September 30, 2006 or 0.48% of total assets, compared to $5.9 million at September 30, 2005 or 0.81% of total assets. The allowance for loan losses at September 30, 2006 amounted to $8.1 million or 1.30% of total loans compared to $7.3 million or 1.31% of total loans at September 30, 2005.

Deposits amounted to $606.5 million as of September 30, 2006, representing an increase of 3% over deposits of $587.6 million at September 30, 2005. Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $1.8 million to $430.9 million at September 30, 2006 as compared to $429.1 million at September 30, 2005 primarily due to an increase in certificates of deposit in amounts less than $100,000, which was partially offset by a decrease in non-interest bearing demand deposits. Certificates of deposit in amounts greater than $100,000 or more totaled $175.6 million at September 30, 2006 as compared to $158.5 million at September 30, 2005. This increase is due to an increase of $4.8 million in brokered deposits combined with an increase of $12.3 million in non-brokered deposits.

On June 28, 2006, the Company completed the issuance of $20 million PEBK Capital Trust II floating rate capital securities with a maturity date of June 28, 2036. The Company expects to use the net proceeds from this issuance to replace the trust preferred securities issued in 2001, which will be called at December 31, 2006.

Shareholders’ equity increased to $60.9 million, or 7.66% of total assets, at September 30, 2006 as compared to $54.1 million, or 7.42% of total assets, at September 30, 2005. The net increase in common stock and retained earnings from September 30, 2005 to September 30, 2006 amounted to $7.3 million primarily due to net income earned for the period, which was offset by a $555,000 decrease in accumulated other comprehensive income from September 30, 2005 to September 30, 2006. The decrease in accumulated other comprehensive income is due to a decrease in the market value of available for sale securities.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County, two offices in Mecklenburg County and one office in Union County. The Bank also operates a Loan Production Office in Davidson, North Carolina, which is located in Mecklenburg County. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol “PEBK.”

(TABLES FOLLOW)

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2005.

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PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
September 30, 2006, December 31, 2005 and September 30, 2005

	September 30, 2006	December 31, 2005	September 30, 2005
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$19,727,439	$18,468,999	$21,963,019
Federal funds sold	2,258,000	1,347,000	4,648,000
Cash and cash equivalents	21,985,439	19,815,999	26,611,019

Investment securities available for sale	118,084,586	115,158,184	110,805,224
Other investments	6,822,949	5,810,749	6,345,749
Total securities	124,907,535	120,968,933	117,150,973

Loans	624,302,284	566,663,416	560,470,788
Mortgage loans held for sale	1,289,217	2,247,900	4,170,230
Less: Allowance for loan losses	(8,132,844)	(7,424,782)	(7,334,831)
Net loans	617,458,657	561,486,534	557,306,187

Premises and equipment, net	12,870,691	12,662,153	12,742,958
Cash surrender value of life insurance	6,466,938	6,311,757	6,257,365
Accrued interest receivable and other assets	11,311,108	9,034,239	9,120,965
Total assets	$795,000,368	$730,279,615	$729,189,467

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$98,155,787	$94,660,721	$98,623,830
NOW, MMDA & Savings	170,887,226	183,248,699	186,139,961
Time, $100,000 or more	175,609,612	152,410,976	158,488,890
Other time	161,831,432	152,533,265	144,306,091
Total deposits	606,484,057	582,853,661	587,558,772

Demand notes payable to U.S. Treasury	1,600,000	1,473,693	1,600,000
Securities sold under agreement to repurchase	8,602,041	981,050	438,325
FHLB borrowings	78,800,000	71,600,000	67,000,000
Junior subordinated debentures	35,052,000	14,433,000	14,433,000
Accrued interest payable and other liabilities	3,594,467	4,585,217	4,074,486
Total liabilities	734,132,565	675,926,621	675,104,583

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,813,807 shares in 2006
and 3,440,805 shares in 2005	50,674,267	41,096,500	41,178,332
Retained earnings	11,272,225	14,656,160	13,429,870
Accumulated other comprehensive income	(1,078,689)	(1,399,666)	(523,318)
Total shareholders' equity	60,867,803	54,352,994	54,084,884

Total liabilities and shareholders' equity	$795,000,368	$730,279,615	$729,189,467

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2006 and 2005

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$13,302,338	$10,156,112	$37,373,713	$27,838,237
Interest on federal funds sold	40,818	35,041	62,020	37,946
Interest on investment securities:
U.S. Government agencies	1,114,266	893,602	3,206,274	2,596,159
States and political subdivisions	201,248	181,479	587,409	543,974
Other	126,404	92,588	389,311	284,535
Total interest income	14,785,074	11,358,822	41,618,727	31,300,851

INTEREST EXPENSE:
NOW, MMDA & savings deposits	817,878	647,734	2,174,238	1,923,016
Time deposits	3,715,792	2,363,754	10,136,246	6,254,678
FHLB borrowings	909,702	722,818	2,763,657	2,144,602
Junior subordinated debentures	700,220	234,536	1,277,540	667,526
Other	99,234	8,763	183,077	19,874
Total interest expense	6,242,826	3,977,605	16,534,758	11,009,696
NET INTEREST INCOME	8,542,248	7,381,217	25,083,969	20,291,155
PROVISION FOR LOAN LOSSES	686,282	930,000	1,858,282	2,343,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,855,966	6,451,217	23,225,687	17,948,155

NON-INTEREST INCOME:
Service charges	976,515	988,294	2,918,390	2,740,863
Other service charges and fees	394,030	308,184	1,153,059	823,677
Gain (loss) on sale of securities	(163,702)	(139,727)	(337,453)	(139,727)
Mortgage banking income	115,802	133,543	355,678	338,299
Insurance and brokerage commission	80,523	87,006	294,206	299,526
Miscellaneous	639,683	410,802	1,605,443	1,192,298
Total non-interest income	2,042,851	1,788,102	5,989,323	5,254,936
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,396,804	3,060,582	9,900,606	9,094,848
Occupancy	1,049,911	1,020,332	3,055,732	2,977,958
Other	1,735,065	1,306,732	4,871,334	3,874,376
Total non-interest expenses	6,181,780	5,387,646	17,827,672	15,947,182

INCOME BEFORE INCOME TAXES	3,717,037	2,851,673	11,387,338	7,255,909
INCOME TAXES	1,344,300	1,010,200	4,118,100	2,529,600

NET INCOME	$2,372,737	$1,841,473	$7,269,238	$4,726,309
PER SHARE AMOUNTS
Basic net income	$0.62	$0.48	$1.92	$1.24
Diluted net income	$0.61	$0.48	$1.87	$1.23
Cash dividends	$0.11	$0.09	$0.32	$0.27
Book value	$15.96	$14.28	$15.96	$14.28

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2006 and 2005

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$119,260,454	$108,097,865	$117,734,366	$106,480,055
Loans	608,628,890	555,681,011	595,203,134	546,431,182
Earning assets	739,120,439	675,268,575	722,606,868	661,728,657
Assets	779,022,149	714,457,486	762,289,868	699,709,385
Deposits	605,544,233	576,723,351	598,891,616	565,242,875
Shareholders' equity	59,763,341	54,345,593	60,435,124	54,722,615

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.69%	4.43%	4.74%	4.19%
Return of average assets	1.21%	1.02%	1.27%	0.90%
Return on average shareholders' equity	15.75%	13.44%	16.08%	11.55%
Shareholders' equity to total assets (period end)	7.66%	7.42%	7.66%	7.42%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$7,922,419	$8,021,456	$7,424,782	$8,048,627
Provision for loan losses	686,282	930,000	1,858,282	2,343,000
Charge-offs	(519,833)	(1,729,069)	(1,420,320)	(3,410,070)
Recoveries	43,976	112,444	270,100	353,274
Balance, end of period	$8,132,844	$7,334,831	$8,132,844	$7,334,831

ASSET QUALITY:
Non-accrual loans			$3,149,424	$5,104,281
90 days past due and still accruing			-	135,588
Other real estate owned			650,261	670,584
Repossessed assets			20,000	-
Total non-performing assets			$3,819,685	$5,910,453
Non-performing assets to total assets			0.48%	0.81%
Allowance for loan losses to non-performing assets			212.92%	124.10%
Allowance for loan losses to total loans			1.30%	1.31%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans		General Reserve
	By Risk Grade*		Percentage
	9/30/2006	9/30/2005	9/30/2006	9/30/2005
Risk 1 (excellent quality)	12.37%	14.26%	0.15%	0.15%
Risk 2 (high quality)	16.17%	18.84%	0.50%	0.50%
Risk 3 (good quality)	58.61%	56.89%	1.00%	1.00%
Risk 4 (management attention)	10.29%	7.03%	2.50%	2.50%
Risk 5 (watch)	0.59%	0.58%	7.00%	7.00%
Risk 6 (substandard)	0.93%	0.88%	12.00%	12.00%
Risk 7 (low substandard)	0.53%	0.60%	25.00%	25.00%
Risk 8 (doubtful)	0.00%	0.00%	50.00%	50.00%
Risk 9 (loss)	0.00%	0.00%	100.00%	100.00%

*Excludes non-accrual loans

At September 30, 2006 there were no relationships exceeding $1.0 million in the Watch risk grade, one relationship exceeding $1.0 million (which totaled $1.4 million) in the Substandard risk grade, and one relationship exceeding $1.0 million (which totaled $3.1 million) in the Low Substandard risk grade. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

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